UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026

John Hancock Comvest Private Income Fund

(Exact name of Registrant as specified in its Charter)

DELAWARE	814-01669	93-4109571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 S. Rosemary Avenue, Suite 1700 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 727-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 8.01.	Other Events.

January 2026 Dividends

On January 29, 2026, John Hancock Comvest Private Income Fund (the “Fund”) declared dividends for each class of its common shares of beneficial interest (the “Shares”) in the amounts per share set forth below:

	Gross Dividend		Shareholder Servicing and/or Distribution Fee	Net Dividend		Annualized Distribution Yield*
Class I Common Shares		$0.2104	$—		$0.2104	10.00%
Class S Common Shares	$	N/A	$—	$	N/A	N/A
Class D Common Shares	$	N/A	$—	$	N/A	N/A
Class F Common Shares	$	N/A	$—	$	N/A	N/A

*

Annualized distribution yield is calculated by multiplying the sum of the month’s stated distribution per share by twelve and dividing the result by the prior month’s net asset value (“NAV”) per share.

The dividends for each class of Shares are payable to shareholders of record as of January 29, 2026, and will be paid on or about February 23, 2026.

These dividends will be paid in cash or reinvested in additional Shares for shareholders participating in the Fund’s dividend reinvestment plan.

Net Asset Value

The NAV per share of each class of the Fund as of December 31, 2025, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of December 31, 2025
Class I Common Shares	$25.25	**
Class S Common Shares	—
Class D Common Shares	—
Class F Common Shares	—

As of December 31, 2025, the Fund’s aggregate NAV was $470,418,550**, the fair value of its investment portfolio was $937,724,819** and it had principal debt outstanding of $481,304,814, resulting in a debt-to-equity ratio of approximately 1.02 times.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $2.0 billion in Shares (the “Offering”). The following table lists the Shares issued and total consideration for the Offering as of the date of this filing (through the January 1, 2026, subscription date). The Fund intends to continue selling Shares in the Offering on a monthly basis.

	Common Shares Issued**	Total Consideration
Offering:
Class I Common Shares*	18,638,225	$470,415,800
Total Offering	18,638,225	$470,415,800

*	As of January 1, 2026, no Class S, Class D and Class F shares were outstanding.
**

The Fund’s aggregate net asset value and net asset value per Share as of December 31, 2025, the number of Shares issued as of January 1, 2026 based on the December 31, 2025 net asset value, and the fair value of the Fund’s investment portfolio as of December 31, 2025 are preliminary estimates based on the Fund’s preliminary determinations and current expectations, and such information is inherently uncertain. These preliminary figures are subject to completion of the Fund’s customary year-end closing and review procedures and third-party audit, including the determination of the fair value of Fund’s portfolio investments. As a result, actual results could differ materially from the current preliminary estimates based on adjustments made during the Fund’s year-end closing and review procedures and third-party audit, and the Fund’s reported information in its Annual Report on Form 10-K for the year ended December 31, 2025 may differ from this information, and any such differences may be material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Hancock Comvest Private Income Fund

Date: February 4, 2026	By:	/s/ Michael Altschuler
	Name:	Michael Altschuler
	Title:	Vice President

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